Exhibit 99.2

November 5, 2012

Humana Acquisition of Metropolitan Associates Conference Call Script

Al Palombo

Good morning everyone this is Al Palombo, senior vice president of corporate communications for Metropolitan Health Networks. Thanks for joining us on this morning’s call regarding the acquisition of Metropolitan by Humana.

It’s a big day for all of us and Mike Earley, our chairman and CEO, as well as Joe Guethon, our president and chief operating officer, would like to share some important information regarding the transaction. Before they get started, there are some of you listening to this call that are Metropolitan shareholders. As such, please note the following:

In connection with the pending transaction between Metropolitan and Humana, Metropolitan intends to file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to Metropolitan’s shareholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE MERGER, SHAREHOLDERS OF METROPOLITAN ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the proxy statement and other relevant materials (when they become available) and any other documents filed by Metropolitan with the SEC, at the SEC’s website at www.sec.gov. The proxy statement and other relevant materials (when they become available) and any other documents filed by Metropolitan with the SEC may also be obtained for free by accessing Metropolitan’s website, www.metcare.com under “About Us—For Investors—SEC Filings.”

Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to Metropolitan Health Networks, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, to my attention: Al Palombo.

And finally an important note before I hand the call to Mike:

Because a press release regarding the transaction was issued to the general public this morning, your offices may receive calls on the matter. If you receive any external inquiries regarding today’s announcement please refer them to me directly at our Boca Corporate office.

With that said, I will now turn the call over to Mike Earley.

Michael Earley

Thanks Al, and good morning team! Thank you for joining us on this call.

This morning, Metropolitan and Humana issued a joint press release announcing that our two organizations have entered into an agreement whereby Humana will acquire Metropolitan Health Networks in a transaction valued at approximately $850 million. It’s a momentous day for all of us, representing a high point in the evolution of our company. I want to take the opportunity to review with you the general details of the transaction, its benefits, and what this means for our organization going forward. Once today’s call has been completed, your managers will have a transcript of the call for your review. We will also be hosting a series of meetings with many of you in each of our operating regions. A schedule of meeting times and dates is currently being finalized and we will get that information to the market managers shortly.

Let’s first talk about our relationship with Humana. For many years now we have worked hand in hand with them in achieving tremendous success and growth. They have been our partner since the late 90’s and since then we have expanded our business to include 35 wholly centers in 20 counties across the state. In addition, we’ve successfully grown our affiliate network to include thousands of customers not only in Florida but also in the states of Ohio, Kentucky, and Indiana. In total we take care of approximately 65,000 Humana customers. For a company like Metropolitan this is truly remarkable growth. Until our acquisition of Continucare, the relationship we enjoyed with Humana was responsible for nearly 100% of our revenues. Today it represents about 80% of our revenue, so even though we’ve expanded our payer base, Humana still remains our largest plan partner by far. To say that we are closely knit, is perhaps an understatement.

Now I know that all of you listening to this call know Humana and have at least some operational experience with them, but I want to take a moment to describe to you who they are from a big picture standpoint.

•	Humana was founded in 1961 and is a leading health care company with a wide array of insurance products. They are headquartered in Louisville, Kentucky.

•	They are one of the country’s top Medicare Advantage insurers with over 2.3 million members nationwide.

•	They serve customers across the United States, and Florida is one of their most important markets

•	To put their financial strength into perspective, in 2011 they generated over $36 billion dollars in revenue. Metropolitan’s revenue for 2012 will approach $800 million.

Now let’s talk a little bit now about why a transaction like this makes sense for both of our organizations. First you have to think about the future of the health care industry and how we fit into that industry. Post health care reform, the fee-for-service payment methodology that has been prevalent in the delivery of health care is rapidly giving way to the business model that Metropolitan has always operated. One that is paid a monthly capitation fee and operates on a risk basis. Our business model is patient focused and primary care-centric. We provide and coordinate high quality, cost effective care and the primary care physician and staff are the hub of our model. We understand it and so does Humana. So much so that they’re willing to invest resources to expand our place as a leading provider of this kind of care, not just locally, but on a national level as well. We share the same philosophy. And because we have been doing this for so long, we enjoy what I call an “early mover” advantage.

In order to capitalize on this advantage and our desired growth goals, we need to move quickly and confidently deploying resources where required to capture additional markets and market share. Under the Humana umbrella we will be better able to do so. They see the same future we do and have made a commitment to invest in it with this acquisition and beyond. With a nationwide leading health care company such as Humana, we can continue to grow our model of accountable, proactively managed care.

I know that many of you will have questions and over the coming days we will share additional information as it is available. But for now, I want you to understand a few things:

•

First, it’s business as usual at MetCare and Continucare. Now more than ever we need you to continue the excellent work you have been achieving. I don’t want our associates to think that the purpose of this transaction is to succeed by cutting jobs and stripping out costs. It is not. Humana has shared their growth plans with us and expansion is on the horizon. What makes Metropolitan valuable to Humana is our people and their expertise. To maximize opportunities as new market expansion occurs, Metropolitan is expected to see increased investment in technology and staff. No significant changes are anticipated in health center operations or in customer care philosophies.

•

Humana is acquiring Metropolitan because we provide them and their customers a proven primary care-centric health care delivery model that has demonstrated scalability into new markets. In other words, they’ve seen us perform, they like what we do, and they want to help us expand into new markets.

•	Humana strongly believes that our model of care helps to simplify and improve the overall health care experience for customers

•

And finally, from a senior executive perspective, upon completion of the acquisition, I will continue to serve as Chief Executive Officer of Metropolitan and Dr. Guethon will remain our President and Chief Operating Officer. In our wholly owned subsidiaries, Continucare Corporation and MetCare of Florida, Gemma Rosello and Grace Hodge will remain in their leadership roles. And so on down the line.

I’m going to hand the call over to Joe, who would like to say a few words.

Jose Guethon

Thanks Mike. Good morning everyone. First, I want to echo what Mike has said thus far. The news today is a testament to what this great company has achieved and its achievements reflect the commitment, the passion, and the dedication that each of you, our most valuable resource, provides every day. I am extremely proud of you, and I am excited about our future. In one form or another, I have been with Humana my entire health care career-21 years. For the first 5 years, I was a contracted Primary Care Physician in St. Petersburg. I then joined Humana for 5 years, serving as a medical director in the Orlando and Daytona markets. The last 11 years I have been with Metropolitan, Humana’s best MSO partner. Humana is a great organization. A best-in-class health care company serving the fastest growing segment of the population: seniors. There’s plenty to get excited about!

Secondly, when you understand the complexities and challenges in our industry, you quickly conclude that this transaction makes sense for our shareholders, our employees and our affiliated providers.

Since I have you all together this morning, I also want to take the opportunity to welcome Dr. Lisa Behnke, MetCare of Florida’s new Chief Medical Officer. She joins us just as we announce this transaction. Lisa is an accomplished nurse, doctor, business leader, and health care executive. In addition to her impressive credentials, she brings a fresh, national perspective to the company. Please join us in making her feel at home. She will be making the rounds at MetCare and looks forward to meeting all of you.

Now, let me turn it back to Mike.

Michael Earley

Thanks Joe. As I close here I want to leave you with a couple of thoughts:

•

If you think about where we’ve come from as a company over the past decade, you can catch a glimpse of what we could become going forward. From our humble beginnings to a multi-million, approaching billion dollar, organization, there are not many companies that can make that claim.

•

We’ve done some fantastic things together on a small scale, now just imagine what we can do with the power of our new relationship with Humana. The possibilities are limitless. This combination will bring additional resources to our customers, value to our shareholders, and will provide greater opportunities for career growth for our associates.

Your years of hard work and dedication have made this possible and I trust you will join me in celebrating today’s announcement. You should be very proud of the company you’ve helped create and grow—I know I am. It’s a great day for Metropolitan and I am thankful to be working with such a fine group of talented individuals who collectively make us a great company.

Thank you all for your time this morning – I’m looking forward to getting out in to the field and speaking with you about this exciting transaction.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the pending Merger. Information about the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s directors and executive officers in its definitive proxy statement on Schedule 14A, filed with the SEC on May 3, 2012 and in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2012, as amended on March 21, 2012. You can obtain free copies of these documents from the Company using the contact information above.